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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-3




Section 7.3 Indenture                               Distribution Date: 6/15/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                            62,500,000.00
            Class C Principal Payment                            80,357,000.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                  1000.00
            Class C Principal Payment                                  1000.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                             0.00
            Class B Note Interest Requirement                        72,500.00
            Class C Note Interest Requirement                       126,227.45
                      Total                                         198,727.45

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                          0.00000
            Class B Note Interest Requirement                          1.16000
            Class C Note Interest Requirement                          1.57083

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                                0.00
            Class B Note Principal Balance                                0.00
            Class C Note Principal Balance                                0.00

(iv)   Amount on deposit in Owner Trust Spread Account                    0.00

(v)    Required Owner Trust Spread Account Amount                         0.00



                                                      By:
                                                        --------------------

                                                      Name:  Patricia M. Garvey
                                                      Title: Vice President


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